EXHIBIT 21

SUBSIDIARIES OF THE COMPANY


NAME OF CORPORATION                     STATE/COUNTRY OF INCORPORATION


Garan Central America Corp.                                Virginia

Garan Export Corp.                                         New York

Garan Manufacturing Corp.                                  Virginia

Garan Services Corp.                                       Delaware

Garan de El Salvador, S.A. de C.V.                         El Salvador

Confecciones Cuscatlecas, S.A. de C.V.                     El Salvador

Servicios de Corte y Confeccion, S.A. de C.V.              El Salvador

Servicios de Manufacturas, S.A. de C.V.                    El Salvador

Servicios Industriales Diversos, S.A. de C.V.              El Salvador

Servicios Profesionales de Manufactura, S.A. de C.V.       El Salvador

Producciones Manufacturas, S.A. de C.V.                    El Salvador

Garan de Honduras, S.A. de C.V.                            Honduras

Garan San Jose, S.A. de C.V.                               Honduras

Garan Buena Vista, S.A. de C.V.                            Honduras